                                                                    Exhibit 10.6

                 ADVERTISING, PROMOTION AND MARKETING AGREEMENT

     THIS ADVERTISING, PROMOTION AND MARKETING AGREEMENT ("Agreement") is made and entered into as of the latest date of signature of a party hereto ("Effective Date"), by and between MP3.COM, INC., a Delaware corporation ("MP3.com") having an address at 4790 Eastgate Mail San Diego, CA 92121, and FREEI NETWORKS, INC.., a Washington corporation Freei"). MP3.com and Freei may each be referred to individually as a "Party" and collectively be referred to as the "Parties."

     WHEREAS, MP3.com owns and operates the web site at WWW.MP3.COM (tile "Web Site") and seeks to promote the marketing, branding and traffic to the Web Site;

     WHEREAS, Freei owns and operates the web site at WWW.FREEI.NET (the "Freei Site") and seeks to promote the marketing, branding and traffic to the Freei Site and its related software interface products and services;

     WHEREAS, MP3.com desires to obtain, and Freei desires to provide, certain promotion of the Web Site within the Freei Site and Freei's software interface product under the terms and conditions set forth herein;

     WHEREAS, Freei desires to purchase, and MP3.com desires to provide, $4,000,000 of advertising, promotion and marketing services under the terms and conditions set forth herein; and

     WHEREAS, as a condition precedent to this Agreement becoming effective, MP3.com is purchasing certain equity holdings in Freei pursuant to that certain stock purchase agreement of even date herewith (the "Stock Purchase Agreement").

     NOW, THEREFORE, in exchange for the consideration set forth herein, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. WELCOME SCREEN PROMOTION. Freei shall include an "MP3.com Link" to the Web Site on the front page of the Freei Site and in the "Welcome Screen" of each copy of Freei's software interface product that is downloaded, shipped or delivered during the Term. Any graphics, placement and position of the MP3.com Link on the Freei Site and the Welcome Screen shall be determined by the mutual agreement of the Parties, which shall be made in good faith and with commercial reasonableness by the Parties. Hereinafter, for all provisions of this Agreement requiring mutual agreement of the Parties, the Parties agree that they shall use and apply good faith and commercial reasonableness standards in their negotiations for such mutual agreement(s).

     2. MUSIC GENRE REGISTRATION INFORMATION. Freei shall, commencing no later than the effective date AND continuing throughout the Term, incorporate into the survey completed by individuals subscribing to Freei's free internet service for the first time such questions reasonably designed to determine which of MP3.com's top 10 music genres are preferred by such user. Freei agrees to share any and all information derived from such questions with MP3.com subject to Freei's privacy policy and any restrictions or obligations

[*] = Confidential Treatment Requested
undertaken by Freei with respect to its subscribers or users. As permitted under Freei's privacy policy that may then be in effect. Freei will distribute at least one (1) e-mail promotion on behalf of MP3.com, subject to MP3.com's approval, to all of the e-mail addresses in Freei's e-mail registry in a format and manner as mutually agreed-upon by the Parties and shall contain MP3.com-recommended songs in each e-mail recipient's preferred musical genre.

     3. MUSIC-ORIENTED CHANNEL PROMOTION. Freei shall include an MP3.com Link in all music-oriented "content channels" contained in each copy of Freei's software interface product that is downloaded, shipped or delivered during the Term. Placement and position of the MP3.com Link within each such content channel shall be determined by the mutual agreement of the Parties.

     4. ADVERTISING, PROMOTION AND MARKETING COMMITMENT.

          4.1 MEDIA PURCHASE. Freei agrees to purchase from MP3.com various advertising, promotional and marketing items and services, in the amounts and in the manner set forth in this Agreement. Such items and services may include, but not be limited to, free CD sales promotions, banner ads, portals, graphical buttons, e-mail marketing sponsorships, event and tour sponsorships, CD sampler sponsorships, webcast sponsorships, co-branded media programs, artist acquisition programs, artist and consumer education programs, other sponsorships, on- and off-line promotions and related services, and any other channels or means of advertising, marketing or promotions that are presently offered by MP3.com or may be created by MP3.com during the applicable purchase periods under this Agreement (collectively, "Media"). Such Media purchases shall be Subject to MP3.com's standard terms and conditions applicable to each such Media, except with respect to any terms or conditions which may contradict or violate the terms of this Agreement, in which case the terms and conditions of this Agreement shall apply.

          4.2 MEDIA PREPAYMENTS. Subject to the payment conditions in Section
4.4 herein, Freei further agrees that it shall purchase, on a prepaid basis for each quarterly period set forth on Exhibit A attached hereto (each a "Quarter") during the term of this Agreement, no less than the full dollar amount of Media as set forth opposite such Quarter on Exhibit A attached hereto. Should Freei not fully use any amount of Media that it has paid for in any given Quarter (except as provided in Section 10 herein), provided such total amount of unused Media shall be no greater than [*] of such Quarter's Media payments, Freei's rights to such unused Media shall carry over to the following Quarter without penalty. Notwithstanding the foregoing, in the event that (i) Freei's total amount of unused Media for a given Quarter is greater than [*] of such Quarter's Media payments, or (ii) Freei has not allocated and used all of its Media purchased under this Agreement by November 30, 2000, all of Freei's rights to such unused Media shall terminate, all remaining payment obligations of Freei shall remain in effect and any advance payments for such Quarter (or Quarters, as applicable), shall remain the sole property of MP3.com with no further obligations whatsoever with respect to the Media scheduled for such Quarter (or Quarters, as applicable).

          4.3 QUARTERLY MEDIA ALLOCATION; DEFAULT ALLOCATION. Freei and MP3.com shall meet no later than two weeks prior to the beginning of each Quarter to discuss the manner in which the Media to be purchased during such Quarter shall be allocated. MP3.com and Freei

                                       2.

shall use their best efforts to mutually agree upon the specific allocation of such Media, and shall set forth such allocation in a written document signed by both parties no later than the first day of each Quarter. Notwithstanding the foregoing, the Parties agree that on a commercially reasonable basis, MP3.com and Freei may meet from time to time to adjust any allocations of Media buys during any month in any Quarter. Notwithstanding the foregoing, in the event MP3.com and Freei are unable to mutually agree upon the specific allocation of any Quarter's Media, such Quarter's Media shall be allocated in the same manner as in the prior Quarter; provided, however, that if a particular type of Media is not available in such current Quarter, the amount attributable to that particular Media shall be allocated proportionately among the other categories from the prior Quarter. MP3.com and Freei agree to negotiate in good faith with the type, the respect to lie type, quantity, frequency, placement and price of the Media to be purchased during each Quarter.

          4.4 MEDIA FEES. There shall be twelve (12) payments by Freei for the Media buys in accordance with the schedule set forth in Exhibit A hereto. Freei shall make all such prepayments referred to herein to MP3.com in the form of (i) a wire transfer to MP3.com's account at Imperial Bank, 701 "B" Street, Suite 600, San Diego, CA 92101 Routing # 122201444, Account # 0038-051-008, or any other account previously approved in writing by MP3.com,
(ii) actual delivery of a check to MP3.com, or (iii) as otherwise agreed to in writing by MP3.com.

          4.5 LATE PAYMENTS; TAXES. Any late payments under this Agreement will be assessed a service the of one and one-half' percent (1.5%) per month, to the extent allowed by law. The calculation of the service fee shall be based on a per day basis for each day the payment may be late; for example and without limitation, if a payment arrives one day late, then the service fee shall be the number equal to the amount then due times 18% divided by 365 (or 366 in a leap year such as the year 2000). All fees owed by Freei to MP3.com are exclusive of, and Freei shall pay, all sales, use, excise and other similar taxes which may be levied upon either party in connection with this Agreement, except for taxes based on MP3.com's net income and/or gross receipts.

     5. DELIVERY OF ADVERTISER CONTENT. Freei will deliver to MP3.com such materials, logos and designs as may be reasonably required by Freei and/or requested by MP3.com in connection with the performance of MP3.com's obligations under this Agreement. Any materials so delivered are hereinafter referred to as "Advertiser Content." In the event that any Advertiser Content as delivered does not conform to the technical specifications supplied by MP3.com or any Advertiser Content does not arrive when specified by MP3.com in order to meet the agreed-upon start date for delivery of the related Media under this Agreement, then MP3.com may, in its discretion: (a) refuse such Advertiser Content and, if available, substitute any prior Advertiser Content and, if available, substitute any prior Advertiser Content in MP3.com's possession or (b) delay delivery of the related Media until Freei shall have delivered a corrected copy of such Advertiser Content.

     6. LICENSE.

          6.1 ADVERTISER CONTENT LICENSE. Freei hereby grants to MP3.com a nonexclusive, royalty-free, worldwide license to use, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform the Advertiser Content on or in

                                       3.

conjunction with the Web Site and the Media delivered hereunder. Title to and ownership of all intellectual property rights of the Advertiser Content shall remain with Freei or its third party licensors.

          6.2 MP3.COM CONTENT LICENSE. MP3.com hereby grants to Freei a nonexclusive, royalty-free, worldwide license to use, reproduce, distribute, create derivative works of, publicly perform, publicly display and digitally perform the materials solely owned, or entitled to be assigned or exclusively sublicensed, by MP3.com that are delivered to Freei in connection with Sections 1 and 3 of this Agreement (the "MP3.com Content"). Title to and ownership of all intellectual property rights of the MP3.com Content shall remain with MP3.com or its third party licensors.

          6.3 TRADEMARKS. None of' the Parties hereto may use any other Party's trademarks, service marks, trade names, logos, or other commercial or product designations (collectively, "Marks") for any purpose whatsoever without the prior written consent of the other Party. Notwithstanding the foregoing, each Party hereby grants to the other Party a nonexclusive, nontransferable, royalty-free, worldwide license to use such Party's Marks on the Web Site or the Freei Site, as applicable, for the purposes of marketing, promotion, and content directories or indexes, and in electronic or printed advertising, publicity, press releases, newsletters and mailings about the Web Site or the Freei Site, as applicable, or the Parties; provided, however, that such use of each Party's marks shall be subject to the prior approval of such Party, which approval shall not be unreasonably withheld so long as the goodwill of a Party's Marks is not damaged as determined in the good faith and reasonable determination of the Party owning the Marks.

     7. REPORTS. Within a commercially reasonable amount of time after each calendar month in which Media is delivered under this Agreement, MP3.com will provide Freei standard MP3.com reports summarizing the quantity, frequency, placement and distribution of the Media delivered during the preceding month. Freei acknowledges and agrees that any statistics or other Information provided to Freei pursuant to this Section 7 shall be deemed "Confidential Information" of MP3.com, except to the extent that such Confidential Information is not already in the lawful possession of Freei from independent, unprivileged sources. Freei agrees to hold such Confidential Information in strict confidence and not to disclose such Confidential Information to any third parties, provided that any successor-in-interest to Freei shall have the same rights as Freei to use such Confidential Information for its own benefit, and further provided that any advertising agency or other independent consultant or venture capital firm, underwriter, or investor, shall be entitled to review such Confidential Information when such third party has signed a confidentiality agreement incorporating the terms of this Section 7.

     8. RECORDS AND AUDITS. MP3.com shall keep complete and accurate records pertaining to the pricing and sale or other disposition of the Media in sufficient detail to permit Freei to confirm the accuracy of all purchases made hereunder. Freei shall have the right to cause an independent, certified public accountant reasonably acceptable to MP3.com to audit such records to confirm the determination of pricing hereunder for the preceding year. Such audits may be exercised during normal business hours upon at least 30 working days' prior written notice to MP3.com. Audits may be conducted no more than once in any calendar year. Freei shall bear the full cost of any such audits; provided, however, that if the total pricing

                                       4.

variance, as determined by the results of such audit, exceeds ten percent (10%) in the aggregate, then MP3.com shall bear the costs of any such audit.

     9. REPRESENTATIONS AND WARRANTIES.

          9.1 ADVERTISER MATERIAL. Freei shall be solely responsible for any legal liability arising out of or relating to the composition of the Advertiser Content and any material to which users can link through the Advertiser Content (collectively, the "Advertiser Material"). Freei represents and warrants that the Advertiser Material does not and will not: (a) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (b) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising; (c) be defamatory or trade libelous; (d) be defamatory, harmful to minors, obscene or child pornographic; (e) be materially false, misleading or inaccurate or cannot be promptly fulfilled, or (f) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. Freei agrees to defend, indemnify and hold harmless MP3.com and its directors, officers, agents and employees for any and all losses, costs, liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from: (a) any breach of the foregoing representations or warranties; (b) any claim arising from the sale of license of Freei's goods or services; or (c) any other act, omission or representation by Freei. MP3.com may participate in the defense at its option and expense.

          9.2 MP3.COM MATERIAL. MP3.com shall be solely responsible for any legal liability arising out of or relating to the composition of the MP3.com Content and any material to which users can link through the MP3.com Content that is solely owned by MP3.com or may be assigned or exclusively sublicensed by MP3.com (collectively, the "MP3.com Material"). MP3.com represents and warrants that the MP3.com Material does not and will not: (a) infringe on any third party's copyright, patent, trademark, trade secret or other proprietary rights or right of publicity or privacy; (b) violate any law, statute, ordinance or regulation, including without limitation the laws and regulations governing export control, unfair competition, antidiscrimination or false advertising; (c) be defamatory or trade libelous; (d) be defamatory, harmful to minors, obscene or child pornographic; (e) be materially false, misleading or inaccurate or cannot be promptly fulfilled, or (f) contain viruses, trojan horses, worms, time bombs, cancelbots or other similar harmful or deleterious programming routines. MP3.com agrees to defend, indemnify and hold harmless Freei and its directors, officers, agents and employees for any and all losses, costs, liabilities or expenses (including without limitation reasonable attorneys' and expert witnesses' fees) incurred or arising from: (a) any breach of the foregoing representations or warranties; (b) any claim arising from the sale of license of MP3.com's goods or services; or (c) any other act, omission or representation by MP3.com. Freei may participate in the defense at its option and expense.

          9.3 DUE AUTHORIZATION. Each Party represents and warrants to the other Party that it has all necessary corporate power and authority under all applicable provisions of law to execute and deliver this Agreement and to carry out its provisions. All corporate action on each Party's part required for the lawful execution and delivery of this Agreement and any related agreements has been effectively taken. Upon its execution and delivery, this Agreement will be

                                       5.

a valid and binding obligation of each Party, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights and (b) general principles of equity that restrict the availability of equitable remedies.

     10. DISCLAIMER OF WARRANTIES; LIMITED REMEDY. Each Party provides its web site and all services performed hereunder "AS IS" and without any warranty of any kind. EACH PARTY MAKES NO REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND, EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE MEDIA PROVIDED HEREUNDER. SUCH PARTY'S CONTENT OR MATERIALS (EXCEPT WITH RESPECT TO THE EXPRESS WARRANTIES PROVIDED IN SECTION 9 ABOVE) OR THE FUNCTIONALITY, PERFORMANCE OR RESULTS OF USE THEREOF, INCLUDING, WITHOUT LIMITATION, ANY WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR OTHER WARRANTIES ARISING BY USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE. Neither, Party guarantees continuous or uninterrupted display or distribution of the other Party's Content and Materials. In the event of interruption of display or distribution of the Advertiser Content, MP3.com sole obligation shall be to restore service as soon as commercially practicable. If MP3.com does not deliver a specific Media that it had previously agreed to deliver within a given Quarter, Freei's sole remedy shall be to receive a refund of an amount equal to the dollar amount allocated for that specific Media in such Quarter; PROVIDED, HOWEVER, that if such failure to deliver specific Media is due to an interruption in service on the Web Site. In lieu of such a refund, MP3.com may deliver the specific Media as soon as practicable in the following Quarter as determined by the mutual agreement of the Parties.

     11. CONSEQUENTIAL DAMAGES DISCLAIMER. IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES (INCLUDING BUT NOT LIMITED TO SUCH DAMAGES ARISING FROM BREACH OF CONTRACT OR WARRANTY OR FROM NEGLIGENCE OR STRICT LIABILITY), OR FOR INTERRUPTED COMMUNICATIONS, LOSS OF USE, LOST BUSINESS, LOST DATA OR LOST PROFITS, INCOME
OR GOODWILL, THE REJECTION OR REMOVAL OF ANY ADVERTISER CONTENT, OR ANY DELAY IN DISPLAYING OR THE FAILURE TO DISPLAY ANY ADVERTISER, CONTENT, ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

     12. LIMITATION OF LIABILITY. EXCEPT FOR CLAIMS RELATED TO SECTIONS 9.1 OR
9.2 ABOVE, NOTWITHSTANDING ANY OTHER PROVISIONS OF THIS AGREEMENT, EACH PARTY'S AGGREGATE LIABILITY TO THE OTHER PARTY UNDER ANY CLAIMS RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL NOT EXCEED AN AMOUNT GREATER THAN THE AMOUNTS RECEIVED UNDER THIS AGREEMENT BY SUCH PARTY DURING THE' TWELVE (12) MONTH PERIOD IMMEDIATELY PRECEDING SUCH CLAIM.


                                       6.

     13. TERM AND TERMINATION.

          13.1 TERM OF AGREEMENT. The term of this Agreement shall commence on the Effective Date and shall remain in full force and effect until November _, 2001 (the "Term").

          13.2 TERMINATION FOR DEFAULT. Freei or MP3.com may terminate this
Agreement:

          (a) Except as set forth in Section 10, immediately upon written notice if the other Party breaches a material term or condition of the Agreement and does not cure such breach (or commence a cure in a manner reasonably satisfactory to the non-breaching party) within ninety (90) days (or ten (10) days in the event of nonpayment of money) after written notice of such breach; or

          (b) Immediately upon written notice if the other ceases to do business, or otherwise terminates its business operations, except as a result of a permitted assignment; or

          (c) Immediately upon written notice if the other shall fail to promptly secure or renew any license, registration, permit, authorization or approval for the conduct of its business in the manner contemplated by this Agreement or if any such license, registration, permit, authorization or approval is revoked or suspended.

          13.3 RIGHTS AND OBLIGATIONS UPON TERMINATION. In the event this Agreement expires or is terminate: (a) each Party shall cooperate with the others in order to effect an orderly termination of the relationship created by this Agreement, including each Party's prompt return of any Confidential Information. Termination of this Agreement shall not limit any Party from pursuing other remedies available to it, including in injunctive relief. The parties' rights and obligation under Sections 9, 10, 11, 12, 13 and 14, and the provisions regarding "Confidential Information" under Section 7, shall survive termination or expiration of this Agreement.

     14. GENERAL PROVISIONS.

          14.1 EFFECTIVENESS. This Agreement shall not become effective until and unless the Stock Purchase Agreement is entered into between the Parties.

          14.2 ENTIRE AGREEMENT. This Agreement, together with any Exhibits attached hereto, represents the entire agreement between the Parties with respect to the subject matter hereof and thereof and shall supersede all prior agreements and communications of the Parties, oral or written.

          14.3 AMENDMENT AND WAIVER. No amendment to, or waiver of, any provision of this Agreement shall be effective unless in writing and signed by all Parties hereto. The waiver by any party of any breach or default shall not constitute a waiver of any different or subsequent breach or default.

          14.4 PUBLICITY. Freei agrees that it shall not issue a press release or public announcement pertaining to the transactions contemplated by this Agreement at any time, unless MP3.com expressly agrees otherwise and agrees to the form and substance of such press release


                                       7.

or announcement, which consent shall not be unreasonably withheld. Unless expressly otherwise agreed to by MP3.com, Freei will not disclose the transactions contemplated by this Agreement and will maintain the confidentiality of these transactions, except (x) to the extent required by law,
(y) in connection with any bona fide due diligence investigation conducted by a potential investor, acquiror, commercial lender, investment bank or the like where such party executes Freei's customary nondisclosure agreement or (z) to the extent that Freei, after consultation with outside legal counsel, determines that such disclosure is required to be made in any filing made pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, as applicable.

          14.5 GOVERNING LAW. MP3.com and Freei agree to submit any dispute or controversy arising out of or relating to this Agreement, including without limitation the interpretation, performance, breach, termination or validity thereof, to mediation before a single mediator to be selected by the parties or, if they cannot agree on a mediator within seven days of a request for mediation under this paragraph, before a single mediator to be selected in accordance with rules and procedures of the American Arbitration Association. The mediation shall take place in (i) San Diego, California, if such action was initiated by Freei or (ii) Seattle, Washington, if such action was initiated by MP3.com, at a location and time to be agreed upon by the parties and the mediator or, in the absence of agreement, by the mediator. Each party shall share equally in the compensation and costs of the mediator. In the event the dispute is not resolved by mediation within thirty days of the request for mediation, the dispute shall be resolved by arbitration administered by the American Arbitration Association in accordance with its Commercial Rules then in effect, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. The arbitrator or arbitration panel shall have the authority to award only those damages permitted in the Agreement, subject to any disclaimers of damages and liability limits set forth in this Agreement, and shall not have the authority to reform, modify or materially change this Agreement. The arbitration shall take place in (i) San Diego, California, if such action was initiated by Freei or (ii) Seattle, Washington, if such action was initiated by MP3.com, at a location and time to be agreed upon by the parties or, in the absence of agreement, by the arbitrator. The expense of the arbitration, including the compensation of the arbitrator, shall be borne in accordance with the award of the arbitrator. Notwithstanding anything in this Section to the contrary, either party may seek injunctive relief in any appropriate jurisdiction for any violation of such party's intellectual property rights. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California without giving effect to principles of conflicts of laws. Each party hereby agrees to submit to jurisdiction in California and further agrees that any cause of action arising under this Agreement must be brought exclusively in a court in San Diego County, California.

          14.6 SUCCESSORS AND ASSIGNS. No Party shall assign its rights or obligations under this Agreement without the prior written consent of the other Party, which shall not unreasonably be withheld or delayed. Notwithstanding the foregoing, each Party may assign this Agreement to an entity who acquires substantially all of the stock or assets of a Party to this Agreement; provided that consent will be required in the event that the non-assigning Party reasonably determines that the assignee will not have sufficient capital or assets to perform its obligations hereunder. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted transferees, successors and assigns.


                                       8.

          14.7 FORCE MAJEURE. No Party shall be liable for failure to perform or delay in performing any obligation (other than the payment of money) under this Agreement if such failure or delay is due to fire, flood, earthquake, strike, war (declared or undeclared), embargo, blockade, legal prohibition, governmental action, riot, insurrection, damage, destruction or any other similar cause beyond the control of such party.

          14.8 NOTICES. All notices, requests and other communications called for by this agreement shall be deemed to have been given immediately if made by telecopy or electronic mail (confirmed by concurrent written notice sent via overnight courier for delivery by the next business day), if to MP3.com at 4790 Eastgate Mall, San Diego, CA 92121, attention Director, Legal Affairs (e-mail: przes@mp3.com), and if to Freei at the physical and electronic mail addresses set forth on the signature page of this Agreement, or to such other addresses as each Party shall specify to the other Party. Notice by any other means shall be deemed made when actually received by the Party to which notice is provided.

          14.9 SEVERABILITY. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason, such invalidity, illegality or unenforceability shall not effect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          14.10 WAIVER OF BREACH. The waiver by any party of a breach or default of any provision of this Agreement by any other party shall not be construed as a waiver of any succeeding breach of the same or any other provision, nor shall any delay or omission on the part of any party to exercise or avail itself of any right, power or privilege that it has, or may have hereunder, operate as a waiver of any right, power or privilege by such party.

          14.11 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more such counterparts have been signed by each party and delivered to each other party. This Agreement may be executed and delivered by facsimile and the parties agree that such facsimile execution and delivery shall have the same force and effect as delivery of an original document with original signatures, and that each party may use such facsimile signatures as evidence of the execution and delivery of this Agreement by all parties to the same extent that an original signature could be used.

          14.12 AUTHORITY. Each of the Parties represents and warrants that the negotiation and entry of this Agreement will not violate, conflict with, interfere with, result in a breach of, or constitute a default under any other agreement to which they are a party.

          14.13 ATTORNEYS FEES. The prevailing party in any action to enforce this Agreement shall be entitled to reimbursement of its expenses. including reasonable attorneys' fees.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


                                       9.

          IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the Effective Date.

MP3.com, INC.                          FREEI.NET, INC.

By:    Rob Richards                    By: /s/ Robert McCausland
   -------------------------              ---------------------------------
Name:                                  Name: Robert (Bob) McCausland
     -----------------------                -------------------------------
Title:  President                      Title: President / CEO
      ----------------------                 ------------------------------
Address: 4790 Eastgate Mall            Address: 909 S. 336th St. #110
         San Diego, CA 92121                    Federal Way, WA 98003
e-mail:  przes@mp3.com                 e-mail:  bobm@freei.net

                                     ALSO SEND NOTICES TO: jolene@freei.net


                                      10.

                                    EXHIBIT A


         QUARTER SCHEDULE:                                    PURCHASE AMOUNT:
Q1: December 1, 1999 through February 29, 2000                   $1,000,000
Q2: March 1, 2000 through May 31, 2000                           $1,000,000
Q3: June 1, 2000 through August 31, 2000                         $1,000,000
Q4: September 1, 2000 through November 30, 2000                  $1,000,000

         TOTAL:                                               $4,000,000



                SCHEDULED PAYMENT DATE:                      TOTAL PAYMENT:
                -----------------------                      --------------
                  December 1, 1999                             $333,333
                   January 1, 2000                             $333,333
                  February 1, 2000                             $333,334
                    March 1, 2000                              $333,333
                    April 1, 2000                              $333,333
                     May 1, 2000                               $333,334
                    June 1, 2000                               $333,333
                    July 1, 2000                               $333,333
                   August 1, 2000                              $333,334
                 September 1, 2000                             $333,333
                  October 1, 2000                              $333,333
                  November 1, 2000                             $333,334

       TOTAL                                                 $4,000,000
